[Logo]ING
      FUNDS
                                                          Exhibit 77(q)(1)(e)(1)

October 31, 2005

Laurie M. Tillinghast
Vice President
ING Life Insurance and Annuity Company
151 Farmington Avenue, TS41
Hartford, CT 06156

Dear Ms. Tillinghast:

         Pursuant to the Investment Advisory Agreement dated May 1, 2003, as amended, between ING Partners, Inc. and ING Life Insurance and Annuity Company (the "Agreement") we hereby notify you of our intention to (1) retain you as Adviser to render investment advisory services to ING Baron Asset Portfolio, ING Lord Abbett U.S. Government Securities Portfolio, ING Neuberger Berman Partners Portfolio, ING Neuberger Berman Regency Portfolio, ING Pioneer High Yield Portfolio and ING Templeton Foreign Equity Portfolio, six newly established series of ING Partners, Inc. (the "New Series"), upon all of the terms and conditions set forth in the Agreement, and (2) modify the advisory fee for ING Davis Venture Value Portfolio (formerly ING Salomon Brothers Fundamental Value Portfolio). Upon your acceptance, the Agreement will be modified to give effect to the foregoing by amending Amended Schedule A and Amended Schedule B of the Agreement. The Amended Schedule A and Amended Schedule B are attached hereto.

         Amended Schedule A and Amended Schedule B have also been updated to reflect name changes of ING Aeltus Enhanced Index Portfolio to ING Fundamental Research Portfolio, ING Salomon Brothers Fundamental Value Portfolio to ING Davis Venture Value Portfolio and ING Salomon Brothers Investors Value Portfolio to ING American Century Large Company Value Portfolio.

         Please signify your acceptance to act as Adviser under the Agreement with respect to the aforementioned New Series and to the modified advisory fee for ING Davis Venture Value Portfolio, by signing below where indicated.

                                                     Very sincerely,

                                                     /s/ Robert S. Naka
                                                     ------------------
                                                     Robert S. Naka
                                                     Senior Vice President
                                                     ING Partners, Inc.

ACCEPTED AND AGREED TO:
ING Life Insurance and Annuity Company

By: /s/ Laurie M. Tillinghast
    -------------------------
    Laurie M. Tillinghast
    Vice President




7337 E. Doubletree Ranch Rd.        Tel: 480-477-3000         ING Partners, Inc.
Scottsdale, AZ 85258-2034           Fax: 480-477-2700
                                    www.ingfunds.com

                               AMENDED SCHEDULE A

                          Series of ING Partners, Inc.

ING American Century Large Company Value Portfolio
ING American Century Select Portfolio
ING American Century Small Cap Value Portfolio
ING Baron Asset Portfolio
ING Baron Small Cap Growth Portfolio
ING Davis Venture Value Portfolio
ING Fidelity(R) VIP Contrafund(R) Portfolio
ING Fidelity(R) VIP Equity-Income Portfolio
ING Fidelity(R) VIP Growth Portfolio
ING Fidelity(R) VIP Mid Cap Portfolio
ING Fundamental Research Portfolio
ING Goldman Sachs(R) Capital Growth Portfolio
ING Goldman Sachs(R) Core Equity Portfolio
ING JPMorgan Fleming International Portfolio
ING JPMorgan Mid Cap Value Portfolio
ING Lord Abbett U.S. Government Securities Portfolio
ING MFS Capital Opportunities Portfolio
ING Neuberger Berman Partners Portfolio
ING Neuberger Berman Regency Portfolio
ING OpCap Balanced Value Portfolio
ING Oppenheimer Global Portfolio
ING Oppenheimer Strategic Income Portfolio
ING PIMCO Total Return Portfolio
ING Pioneer High Yield Portfolio
ING Salomon Brothers Aggressive Growth Portfolio
ING Salomon Brothers Large Cap Growth Portfolio
ING Solution 2015 Portfolio
ING Solution 2025 Portfolio
ING Solution 2035 Portfolio
ING Solution 2045 Portfolio
ING Solution Income Portfolio
ING T. Rowe Price Diversified Mid Cap Growth Portfolio
ING T. Rowe Price Growth Equity Portfolio
ING Templeton Foreign Equity Portfolio
ING UBS U.S. Large Cap Equity Portfolio
ING Van Kampen Comstock Portfolio
ING Van Kampen Equity and Income Portfolio

                               AMENDED Schedule B

                                  Advisory Fees

SERIES                                                                                    ADVISORY FEES
------                                                                                    -------------
                                                                          (As a percentage of average daily net assets)
ING American Century Large Company Value Portfolio                                            0.80%
ING American Century Select Portfolio                                                         0.64%
ING American Century Small Cap Value Portfolio                                                1.00%
ING Baron Asset Portfolio                                                                     0.95%
ING Baron Small Cap Growth Portfolio                                                          0.85%
ING Davis Venture Value Portfolio                                                             0.80%
ING Fidelity(R) VIP Contrafund(R) Portfolio                                       0.00% while Series invested in Master
                                                                                   0.58% for Standalone Series
ING Fidelity(R) VIP Equity-Income Portfolio                                     0.00% while Series invested in Master
                                                                                   0.48% for Standalone Series
ING Fidelity(R) VIP Growth Portfolio                                            0.00% while Series invested in Master
                                                                                   0.58% for Standalone Series
ING Fidelity(R) VIP Mid Cap Portfolio                                           0.00% while Series invested in Master
                                                                                   0.58% for Standalone Series
ING Fundamental Research Portfolio                                                            0.60%
ING Goldman Sachs(R) Capital Growth Portfolio                                                   0.85%
ING Goldman Sachs(R) Core Equity Portfolio                                                      0.70%
ING JPMorgan Fleming International Portfolio                                                  0.80%
ING JPMorgan Mid Cap Value Portfolio                                                          0.75%
ING Lord Abbett U.S. Government Securities Portfolio                            0.50% on the first $250 million;
                                                                                0.45% on assets over $250 million
ING MFS Capital Opportunities Portfolio                                                       0.65%
ING Neuberger Berman Partners Portfolio                                                       0.60%
ING Neuberger Berman Regency Portfolio                                                        0.75%
ING OpCap Balanced Value Portfolio                                                            0.80%
ING Oppenheimer Global Portfolio                                                              0.60%
ING Oppenheimer Strategic Income Portfolio                                                    0.50%
ING PIMCO Total Return Portfolio                                                              0.50%

SERIES                                                                                    ADVISORY FEES
------                                                                                    -------------
                                                                          (As a percentage of average daily net assets)

ING Pioneer High Yield Portfolio                                                 0.60% on the first $5 billion;
                                                                                  0.50% on the next $2 billion;
                                                                                  0.40% on the next $2 billion;
                                                                                 0.30% on assets over $9 billion
ING Salomon Brothers Aggressive Growth Portfolio                                0.70% on the first $500 million;
                                                                                0.65% on assets over $500 million
ING Salomon Brothers Large Cap Growth Portfolio                                               0.64%
ING Solution 2015 Portfolio                                                                   0.10%
ING Solution 2025 Portfolio                                                                   0.10%
ING Solution 2035 Portfolio                                                                   0.10%
ING Solution 2045 Portfolio                                                                   0.10%
ING Solution Income Portfolio                                                                 0.10%
ING T. Rowe Price Diversified Mid Cap Growth Portfolio                                        0.64%
ING T. Rowe Price Growth Equity Portfolio                                                     0.60%
ING Templeton Foreign Equity Portfolio                                          0.80% on the first $500 million;
                                                                                0.75% on assets over $500 million
ING UBS U.S. Large Cap Equity Portfolio                                         0.70% on the first $500 million;
                                                                                0.65% on assets over $500 million
ING Van Kampen Comstock Portfolio                                                             0.60%
ING Van Kampen Equity and Income Portfolio                                                    0.55%